Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Registration Statement Nos. 333-09305, 333-89707, 333-53746, 333-104788, 333-116660, 333-135596, 333-166287, 333-166544 and 333-176810 of Pegasystems Inc. on Form S-8 of our report dated December 24, 2013 relating to the financial statements of Antenna Software, Inc., appearing in this Current Report on Form 8-K of Pegasystems Inc. dated December 24, 2013.

/s/ DELOITTE & TOUCHE LLP

Boston, Massachusetts

December 24, 2013